Exhibit 99.1

Intelligent Bio Solutions Reports Fiscal 2026 First Quarter Financial Results and Operational Highlights, Delivering Record Revenue Growth

Record quarterly revenue of $1.11 million, an increase of 32% sequentially and 28% year-over-year, driven by consumable cartridge sales and customer base expansion

Gross profit margins increased 690 basis points year-over-year to 46.6%, reflecting improved operational efficiency and greater revenue percentage from higher margin cartridge sales

NEW YORK, November 12, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced its financial results and operational highlights for the fiscal first quarter ended September 30, 2025.

The fiscal 2026 first quarter delivered record quarterly revenue of $1.11 million, driven by accelerating cartridge sales, significant customer acquisition, and strategic partnerships that position INBS for continued expansion across key international markets. The Company’s consumable-focused business model demonstrated strong momentum, with cartridge sales representing nearly 58% of total revenue. Gross profit margins increased by 690 basis points year-over-year to 46.6%, due to improved operational efficiency and a greater revenue percentage from higher margin cartridge sales.

“Our first quarter results show accelerating momentum of our business model and the growing market adoption internationally of our non-invasive drug screening technology,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “We achieved record quarterly revenue of $1.11 million, representing our strongest quarter to date, with 32% growth sequentially and 28% year-over-year. This significant revenue increase, combined with expanding gross margins, validates our strategic focus on consumable cartridge sales and positions us well for sustained growth as we advance along the regulatory pathway toward planned FDA clearance and U.S. market entry.”

Key Financial and Operational Highlights

●	Revenue of $1,111,797, up 32% sequentially from the fiscal fourth quarter 2025 and 28% year-over-year from the fiscal first quarter 2025.
●	Cartridge sales of $640,300 represented 57.59% of total revenue, up from 51.1% in the fiscal first quarter of 2025, demonstrating the strength of the Company’s recurring revenue model.
●	Gross profit margins increased to 46.6% from 39.68% in the fiscal first quarter of 2025, reflecting improved operational efficiency and product mix optimization.
●	Added 33 new customer accounts during the quarter, bringing the Company’s total number of active accounts to 492 across 24+ countries.

Strategic Market Expansion and Partnerships

●	Secured a major contract with a London public transport operator covering 14 operational sites and over 4,400 staff, representing a significant scale deployment.
●	Expanded product portfolio with the addition of the SmarTest® Patch, an innovative 7-10 day continuous drug monitoring solution.

●	Established a global distribution agreement with SMARTOX® to bring its SmarTest Patch technology to international markets outside of the U.S. and Canada.

“As our first fiscal quarter results show, the financial discipline implemented throughout fiscal 2025 is now translating into meaningful margin expansion and operational leverage,” said Spiro Sakiris, CFO at Intelligent Bio Solutions. “We are seeing strong returns on strategic investments, with improved customer acquisition metrics and accelerating revenue per account. We believe that we are well positioned to capitalize on the growth opportunities ahead.”

INBS’s proprietary fingerprint technology addresses key pain points in drug screening, including privacy and dignity, user experience, and operational efficiency, positioning the Company to capitalize on the growing demand for non-invasive, rapid drug screening solutions. The addition of the SmarTest® Patch and SMARTOX® partnership, combined with INBS’s international expansion and proven ability to secure large-scale deployments, positions the Company for continued revenue diversification and market growth throughout fiscal 2026.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Investor & Media Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com

[Financial Tables to Follow]

Intelligent Bio Solutions Inc.

Condensed Consolidated Balance Sheets

	As of September 30,	As of June 30,
	2025	2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,660,105	$1,019,909
Accounts receivable, net	717,823	594,614
Inventories	628,177	635,215
Research and development tax incentive receivable	924,062	734,408
Assets held for sale	66,020	327,500
Other current assets	488,182	826,976
Total current assets	4,484,369	4,138,622
Property and equipment, net	271,745	251,325
Operating lease right-of-use assets	1,808,892	69,520
Intangibles, net	3,473,303	3,790,319
Total assets	$10,038,309	$8,249,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,992,427	$4,534,246
Current portion of operating lease liabilities	362,801	84,659
Current employee benefit liabilities	567,059	534,990
Notes payable	139,787	197,146
Total current liabilities	5,062,074	5,351,041
Employee benefit liabilities, less current portion	100,041	84,921
Operating lease liabilities, less current portion	1,449,265	-
Total liabilities	6,611,380	5,435,962
Commitments and contingencies

Shareholders’ equity
Common stock, $0.01 par value, 100,000,000 shares authorized, 9,098,473 and 9,098,357 shares issued and outstanding, respectively, as of September 30, 2025; 7,323,377 and 7,323,261 shares issued and outstanding, respectively, as of June 30, 2025	90,985	73,230
Treasury stock, at cost, 116 shares as of September 30, 2025 and June 30, 2025	(1)	(1)
Additional paid-in capital	69,325,542	65,783,916
Accumulated deficit	(65,516,071)	(62,533,065)
Accumulated other comprehensive loss	(279,228)	(327,944)
Total consolidated Intelligent Bio Solutions Inc. equity	3,621,227	2,996,136
Non-controlling interest	(194,298)	(182,312)
Total shareholders’ equity	3,426,929	2,813,824
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,038,309	$8,249,786

Intelligent Bio Solutions Inc.

Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended September 30,
	2025	2024
Revenue	$1,111,797	$872,287
Cost of revenue (exclusive of amortization shown separately below)	(593,506)	(525,486)
Gross profit	518,291	346,801

Other income
Government support income	193,267	126,128

Operating expenses
Selling, general and administrative expenses	(2,659,824)	(1,949,016)
Development and regulatory approval expenses	(486,169)	(948,752)
Depreciation and amortization	(303,378)	(300,422)
Impairment of long-lived assets	(261,780)	-
Total operating expenses	(3,711,151)	(3,198,190)
Loss from operations	(2,999,593)	(2,725,261)

Other income (expense), net
Interest expense	(3,903)	(22,327)
Realized foreign exchange loss	-	(51)
Interest income	8,504	52,840
Total other income, net	4,601	30,462
Net loss	(2,994,992)	(2,694,799)
Net loss attributable to non-controlling interest	(11,986)	(9,166)
Net loss attributable to Intelligent Bio Solutions Inc.	$(2,983,006)	$(2,685,633)

Other comprehensive income (loss)
Foreign currency translation gain	48,716	216,355
Total other comprehensive income	48,716	216,355
Comprehensive loss	(2,946,276)	(2,478,444)
Comprehensive loss attributable to non-controlling interest	(11,986)	(9,166)
Comprehensive loss attributable to Intelligent Bio Solutions Inc.	$(2,934,290)	$(2,469,278)

Net loss per share, basic and diluted	$(0.35)	$(0.70)
Weighted average shares outstanding, basic and diluted	8,546,934	3,811,090